LIVANOVA INSIDER TRADING POLICY 1 General Rules Capitalized terms have the meanings set out in Section 7 (“Definitions”). This Insider Trading Policy (“Policy”) describes the standards of LivaNova Plc (the “Company”) on trading, and causing the trading of, the Company’s securities or securities of certain other publicly traded companies while in possession of confidential information. This Policy applies to all employees, officers, consultants, contractors and members of the Board of Directors of the Company and its subsidiaries and affiliates. As defined in Section 7, this group is known as “LivaNova Persons”. The Policy also applies to Family Members of LivaNova Persons, and each LivaNova Person is responsible for ensuring compliance by Family Members. There are different tiers of obligations for certain sub-groups of LivaNova Persons. For example, there are LivaNova Persons who are considered “Quarterly Insiders”, “Directors”, “Officers”, “ELT”, “Section 16 Insider” or “Special Insiders”. Such individuals have obligations that extend beyond those of LivaNova Persons, as set out in summary form below. To find out if you are a “Quarterly Insider”, “Director”, “Officer”, “ELT”, “Section 16 Insider” and/or “Special Insider”, see the definitions in Section 7 (“Definitions”). In case of doubt, contact the Company Secretary at company.secretariat@livanova.com. One of the principal purposes of the federal securities laws is to prohibit so-called "insider trading." Simply stated, insider trading occurs when a person uses material nonpublic information obtained through involvement with the Company to make decisions to purchase, sell, give away or otherwise trade the Company's securities or to provide that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is "material" and "nonpublic." These terms are defined in Section 7 of this Policy below. The prohibitions apply to LivaNova Persons and their Family Members who buy or sell Company stock on the basis of material nonpublic information that he or she obtained about the Company, its customers, suppliers, or other companies with which the Company has contractual relationships or may be negotiating transactions. 2 Rules Applicable to All LivaNova Persons 2.1 Trading While in Possession of Material Non-public Information is Prohibited  LivaNova Persons and their Family Members may not engage in transactions involving a purchase, sale, or gift of Company Securities, including any offer to purchase or offer to sell, directly or indirectly through Family Members or other intermediaries, while in possession of material non-public information concerning the Company.  If a LivaNova Person is in possession of material non-public information concerning the Company, the prohibition on trading in Company Securities applies. 2.2 Certain Speculative Transactions Concerning Company Securities are Prohibited  Short Sales. LivaNova Persons and their Family Members may not engage in short sales of Company Securities (sales of securities that are not then owned). Hedging. LivaNova Persons and their Family Members may not engage in hedging transactions of any type concerning Company Securities, including without limitation puts, calls, equity swaps, collars, exchange funds, prepaid variable forwards or other financial instruments or derivative securities.  Pledging. LivaNova Persons and their Family Members may not engage in pledging, which refers to an activity in which the borrower of funds uses securities as a form of collateral to secure the funds it borrows or takes from the lender. 2.3 Tipping  Tipping is prohibited. 2.4 Prohibitions Related to Transactions in Other Companies’ Securities  It is common for LivaNova Persons in the normal course of business to interact with other public companies. Those interactions or information concerning other public companies may be material, and accordingly, LivaNova Persons must comply with the following rules: • LivaNova Persons may not engage in transactions involving the securities of any other public company while possessing material non-public information concerning that company which was obtained during the course of employment with the Company. • LivaNova Persons may not engage in Tipping or otherwise disclose material non-public information concerning any other public company to anyone. • LivaNova Persons may not give trading advice of any kind to anyone concerning any other public company while possessing material non-public information about that company. 3 Rules Applicable to Quarterly Insiders  Quarterly Insiders and their Family Members may not engage in transactions involving a purchase or sale of Company Securities unless it is during an open Trading Window. The Trading Window opens quarterly one full trading day following the Company’s public release of its quarterly or year-end operating results for the prior financial quarter or year and closes immediately following the close of market on the 15th day of the third month of each financial quarter. Even during an open Trading Window, any Quarterly Insider possessing material non-public information concerning the Company must not engage in any transactions in Company Securities until such information has been known publicly for at least one full trading day or is no longer material in nature. 4 Rules Applicable to Directors, Officers and ELT  Directors, Officers and members of the ELT must obtain pre-clearance of all transactions (including all purchases, sales, gifts, option exercises, and 401(k) plan transactions and the entry into, modification/amendment or termination of trading plans) concerning Company Securities by such Directors, Officers and ELT members and their Family Members.  If any Director, Officer or ELT member wishes to engage in a transaction involving

Company Securities, such person must notify the Company Secretary (or his or her designee(s)), in writing of the nature of the proposed transaction to obtain pre-clearance for the transaction. There is no formal form; an email shall suffice. The Director, Officer or ELT member will not engage in transactions involving Company Securities unless and until one obtains such pre-clearance (which shall be by email). The Company Secretary (or his or her designee(s)) may reject any request in his or her discretion, subject to review by, and the discretion of, the Company Secretary.  Prior to engaging in a transaction, Directors and Officers must notify the Company Secretary (company.secretariat@livanova.com) of any transactions as Section 16 filing obligations are extremely time sensitive (e.g. two days for Form 4) and certain transactions by, and trading plans of, Section 16 Insiders require additional Company disclosure.  Short Swing Transactions. All Directors and Officers must comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”). The practical effect of these provisions is that Directors and Officers who purchase and sell the Company’s securities within a six-month period must disgorge all profits to the Company, whether or not they had knowledge of any material non-public information. Under these provisions, and so long as certain other criteria are met, neither the receipt of restricted shares or an option under the Company’s share plans, nor the exercise of that option, nor the receipt of shares under the LivaNova 2015 Incentive Award Plan or any comparable plan are subject to the short-swing transaction restrictions under Section 16; however, the subsequent sale of any such shares is a sale under Section 16. 5 Rules Applicable to Special Insiders  The Company may from time to time identify certain persons as “Special Insiders” to whom special trading blackout periods apply. Special Insiders and their Family Members may not engage in transactions involving Company Securities once notified that they are Special Insiders. No person may disclose to any outside third party or to any other LivaNova Person the establishment of either Special Insiders or a special blackout period as this could communicate the existence of material non-public information in violation of U.S securities laws. 6 Exceptions  The prohibitions described in this Policy do not apply in the case of the following transactions involving employee benefit plans, except as specifically noted: • Options The exercise of share options or the vesting of restricted stock awards or units under one of the Company’s share plans (including the LivaNova 2015 or 2022 Incentive Award Plans) is exempt from this policy, since the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the option or the plan. This Policy does apply, however, to any sale of stock as part of a broker- assisted cashless exercise of an option (or other market sale for the purpose of generating the cash needed to pay the exercise price of an option) and any market sale of restricted stock. • Employee Stock Purchase Plan This Policy does not restrict purchases of stock under the Company’s Employee Stock Purchase Plan (“ESPP”), resulting from periodic or lump sum contributions of money to the ESPP pursuant to an election made at the time of any enrollment in the ESPP. This Policy does, however apply to any sales of shares of stock purchased pursuant to the ESPP, any initial decision to participate in the ESPP plan, and any decision to modify the contribution amount in the ESPP plan.  The prohibitions described in this Policy do not apply in the case of transactions subject to a duly approved Trading Plan adopted in accordance with Securities and Exchange Commission Rule 10b5-1. • Rule 10b5-1, adopted by the Securities and Exchange Commission, contains an affirmative defense to Insider Trading that is available to a person making a purchase or sale of securities who demonstrates that the purchase or sale was pursuant to a contract, plan or instruction entered into when the person was not aware of material non-public information. Such a Trading Plan must be validly established in compliance with the provisions of Rule 10b5-1 and must satisfy a number of other specific criteria. Generally, a Trading Plan must specify the number of shares to be purchased or sold, the price(s) at which transactions are to take place, and the date(s) on which transactions are to take place. • In the event a LivaNova Person elects to establish or amend a Trading Plan, it must be: (a) established or amended during an open Trading Window and when the LivaNova person is not in possession of material non-public information; (b) adopted in good faith and not as part of a plan or scheme to evade the anti-fraud rules under the federal securities laws; (c) structured subject to a post-approval “cooling off” period of 30 days before any scheduled trade may occur (or the later of 90 days or until two business days following disclosure of financial results under the 10-Q or 10-K, whichever is longer, but not to exceed 120 days for any Section 16 Insiders); (d) for a period of not less than six months; and (e) reviewed and approved in writing by the Company Secretary or his or her designee. Any Section 16 Insider, Quarterly Insider or Special Insider who desires to terminate or modify/amend a Trading Plan prior to its scheduled termination must obtain the prior, written approval of the Company Secretary or his or her designee, which approval may be withheld. • A LivaNova Person may not have more than two Trading Plans in effect at any given time, and no transactions may be effected outside the trading plan. • As a general matter, Trading Plans may not be overlapping (except in certain circumstances relating to sales to cover on vesting of incentive compensation units other than options exercise) and insiders may not enter into more than one single trade plan in any 12-month period. • The Trading Plan may generally not be terminated or modified/amended once it is executed. Early termination of a Trading Plan is highly discouraged. The Trading Plan must permit its termination by the Company at any time when the Company believes that trading pursuant to its terms may not lawfully occur. • In pre-clearing the implementation, amendment or termination of a Trading Plan, the Company Secretary shall not be responsible for determining whether such plan is in compliance with the provisions of Rule 10b5-1. Compliance with Rule 10b5-1 is solely the responsibility of the LivaNova Person. The Company Secretary may adopt policies regarding the form and terms of Trading Plans from time to time.

7 Definitions  “Company” means LivaNova Plc.  “Company Securities” means the Company’s ordinary shares, options to purchase ordinary shares, SARs, any other type of securities, such as preferred shares, convertible notes, warrants, other derivative securities, and puts, calls and short sales involving securities of the Company whether or not issued by the Company (such as exchange-traded put and call options).  “Director” means a member of the Company’s Board of Directors.  “ELT” means the executive leadership team reporting to the Chief Executive Officer.  “ESPP” means the LivaNova Employee Share Purchase Plan.  “Family Members” of a LivaNova Person means all children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses/partners, siblings, and in-laws, including adoptive relationships, who reside in the LivaNova Person’s household, as well as entities (such as corporations, trusts and partnerships) over which any such LivaNova Person has or shares voting or investment control.  “LivaNova Persons” means all employees, officers, consultants, contractors and Directors of the Company and its subsidiaries and affiliates.  “Material Information” means information about a company that a reasonable investor would consider important or significant in a decision to buy, sell, or hold securities. Any type of information that could reasonably be expected to affect the trading price of a company’s securities is likely to be material. Both positive and negative information may be material. Knowledge of a rumor that is affecting a company’s stock price may be considered material, even if the rumor is false. While it is not possible to identify all information that may be deemed “material,” the following types of information are particularly sensitive and, as a general rule, should always be considered material: – Financial results – Projections/Guidance re: future earnings or losses – Significant regulatory, reimbursement and/or clinical affairs changes or developments – News of a pending or proposed merger – News of the disposition of a material subsidiary or significant assets – Acquisitions – Impending bankruptcy or financial liquidity problems – Gain or loss of a substantial customer or supplier – Changes in dividend policy – New product announcements of a significant nature – Significant product defects, modifications, delays or recalls – Significant pricing changes – Share splits

– New equity or debt offerings – Significant litigation exposure due to actual or threatened litigation – Major changes in senior management  “Non-public”: Material information is “non-public” if it has not been widely disseminated to the public through major newswire services, national news services and financial services or if the investing public has not had time to absorb the information fully. For purposes of this Policy, information will be considered public, i.e., no longer “non-public,” after one full trading day following the Company’s widespread public release of the information.  “Officer” means each officer of the Company designated by the Board as a Section 16 officer.  “Policy” means this Insider Trading Policy.  “Quarterly Insiders” includes all of the following: – Directors (as defined) – Officers (as defined) – ELT – Certain employees of the Company, its subsidiaries and affiliates, who are identified by the Company Secretary from time to time, who are reasonably expected to be in possession of quarterly financial information (e.g., revenues, earnings per share, etc.) in respect of the Company. This group of employees includes: • all Vice Presidents and grades higher than Vice President; • certain members of the legal and finance departments; and • certain other employees who have access to quarterly financial information (e.g., executive assistants to the ELT). The Company will promptly notify orally or in writing each person designated a Quarterly Insider and shall keep a record of such persons at the Company’s headquarters. If in doubt as to your status as a “Quarterly Insider”, contact the Company Secretary (company.secretariat@livanova.com).  “SAR” means stock appreciation right.  “Section 16” means Section 16 of the U.S. Securities and Exchange Act of 1934, as amended.  "Section 16 Insider" means those Officers and Directors of the Company who are obligated to file reports on Section 16 by virtue of their roles as Officers and Directors of the Company.  “Special Insider” refers to individuals who are subject to special blackout periods, per Section 5 of this Policy.  “Tipping” means providing material non-public information concerning a company or its securities to other persons who may trade on the basis of that information.  “Trading Plan” means a contract, plan or instruction that is validly established by a LivaNova Person in compliance with the provisions of Securities and Exchange Commission Rule 10b5-1 at a time when the LivaNova Person is not aware of material non-public information and that provides for purchases or sales of Company Securities in the future.

 “Trading Window” means the specified period during which a Quarterly Insider, who is not also a Special Insider and their Family Members can engage in transactions in Company Securities, subject to, and in accordance with this Policy. The Company closes its Trading Window at the close of business on the 15th day of each financial quarter (i.e., on the 15th of each of March, June, September and December) or if such date falls on a weekend or date on which the Nasdaq stock market is closed, then the subsequent trading date. The Trading Window typically reopens one full trading day (i.e., that NASDAQ or other market on which the Company’s shares are listed for trading is open for trading) following the Company’s earnings release. For example, if the earnings are released on a Wednesday before the market opens, the Trading Window re-opens on Thursday when the market opens.